CERTIFICATION PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
(18 U.S.C. SECTION 1350)

In connection with the Quarterly Report of Can/Am Autosales, Inc., a Nevada corporation (the “Company”), on Form 10-QSB for the quarter ending September 30, 2003 as filed with the Securities and Exchange Commission (the “Report”), I, Triantafyllos Groumoutis President of the Company, certify, pursuant to § 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. § 1350), that to my knowledge:

           (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

           (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Triantafyllos Groumoutis
Triantafyllos Groumoutis, President

Dated: November 14, 2003